                                                                                           Exhibit 99.1

                                             CERTIFICATION

         The  undersigned,  being an officer of U.S. Bank Trust National  Association,  as trustee (the
"Trustee")  of the COBALTS  Trust For Sprint  Capital  Notes (the  "Trust")  hereby makes the following certifications  for  inclusion as an exhibit to the Trust's  annual  report on Form 10-K for the fiscal year ended December 31, 2007 (the "Annual Report"):

1.       The Trustee is the trustee under the Trust's trust agreement.

2.       Based  on my  knowledge,  for the  period  covered  by the  Annual  Report,  the  Trustee  has fulfilled its obligations under the Trust's trust agreement.

                                                              By:     /s/ Marlene Fahey
                                                              Name:   Marlene Fahey
                                                              Title:  Vice President
                                                              Date:   March 28, 2008